EXHIBIT 23.3
TBPELS REGISTERED ENGINEERING FIRM F-1580 1100 LOUISIANA SUITE 4600	HOUSTON, TEXAS 77002-5294	TELEPHONE (713) 651-9191
Consent of Independent Petroleum Engineers
To the Board of Directors
Crescent Energy Company:
We have issued our report dated January 17, 2025, for Vital Energy, Inc. on estimates of oil, natural gas and NGL reserves estimates and forecasts of economics as of December 31, 2024. As independent oil and gas consultants, we hereby consent to the inclusion or incorporation by reference to Form S-3 (Nos. 333-269152 and 333-277702) and Form S-8 (Nos. 333-261604, 333-275472 and 333-283004) of Crescent Energy Company of our report and the information contained therein included in or made part of this Current Report on Form 8-K of Crescent Energy Company.

/s/ RYDER SCOTT COMPANY, L.P.

RYDER SCOTT COMPANY, L.P.
TBPELS Firm Registration No. F-1580
Houston, Texas
December 15, 2025

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